UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2016

Freedom Capital Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-01137	47-1709055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1560 Wilson Blvd.

Suite 450

Arlington, VA 22209

(Address of principal executive offices)

(703) 259-8204

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On December 30, 2016, Freedom Capital Corporation (the “Company”), UMB Fund Services (“UMBFS”) and UMB Bank, N.A. (“UMB”) agreed to terminate the Custody Agreement, dated as of December 19, 2014, between the Company and UMB (the “Custody Agreement”), the Transfer Agency Agreement, dated as of March 31, 2015, between the Company and UMBFS (the “Transfer Agency Agreement”) and the Sub-Administration and Fund Accounting Services Agreement between Freedom Capital Investment Advisors LLC (the “Adviser”) and UMBFS (the “Administration Agreement,” and together with the Custody Agreement and the Transfer Agency Agreement, the “Engagement”). The Company, the Adviser, UMBFS and UMB have commenced a transition process, and the Company is currently in discussions with reputable financial institutions in order to serve as a custodian to hold securities, loans, cash, and other assets on behalf of the Company without disruption. The termination of the Engagement followed a determination by the parties that the Engagement was no longer mutually beneficial. No termination or other fees are payable in connection with the termination of the Engagement. The Company does not believe that such termination will have a material adverse impact on the Company’s operations or financial condition.

On December 30, 2016, UMB provided notice to the Company of its intention to terminate the Amended and Restated Escrow Agreement by and among the Company, UMB, UMBFS and Democracy Funding LLC, pursuant to its terms, effective on February 28, 2017. The escrow account with UMB will remain in place until the earlier of the date the Company raises sufficient capital to achieve the minimum offering requirement, as described in its prospectus, or February 28, 2017. The Company does not believe that such termination will have a material adverse impact on the Company’s operations or financial condition.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Investor Services Agreement (as defined in Item 8.01 below), Phoenix American Financial Services, Inc. was appointed as the plan administrator of the Company’s distribution reinvestment plan. The Company will pay Phoenix American Financial Services, Inc. fees for its services as plan administrator, and such fees do not materially differ than the fees that were payable to UMBFS as former plan administrator. All other material terms of the Company’s distribution reinvestment plan remain unchanged.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change

On January 6, 2017, the Company filed an Article of Amendment (the “Article of Amendment”) with the State Department of Assessments and Taxation of Maryland to change the Company’s name from “Freedom Capital Corporation” to “First Capital Investment Corporation” pursuant to Sections 2-604(c)(1) and 2-605(a)(1) of the Maryland General Corporation Law. A copy of the Article of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

Investor Services Agreement

On December 20, 2016, the Company entered into a technology and investor services agreement with Phoenix American Financial Services, Inc. (the “Investor Services Agreement”). Under the Investor Services Agreement, Phoenix American Financial Services, Inc. will provide transfer agent and dividend disbursement services to the Company for all of the Company’s shares of common stock, subject to the direction and control of the Company’s board of directors. The Investor Services Agreement has an initial three-year term and will automatically renew for successive three-year terms unless terminated by either party by providing the other party with 180 days’ prior written notice.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Article of Amendment of Freedom Capital Corporation, filed January 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freedom Capital Corporation

Dated: January 6, 2017	By:	/s/ Jeffrey McClure
	Name:	Jeffrey McClure
	Title:	President, Chief Executive Officer and Director